UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

IMMIX BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

IMMIX BIOPHARMA, INC.

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2025

Explanatory Note

On April 30, 2025, Immix Biopharma, Inc. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 20, 2025, at 12:00 p.m. EDT at the Company’s office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064 (the “Annual Meeting”).

The Company is filing this supplement to the Proxy Statement (this “Supplement”) solely (a) for the purpose of including the required Inline XBRL tagging of certain disclosures in the Proxy Statement found under the headings “Insider Trading Policy” (on page 12 of the Proxy Statement), and “Equity Award Grant Policies” (on page 12 of the Proxy Statement)(which is included below under the revised heading “Equity Grant Practices” ), which Inline XBRL tagging was inadvertently omitted from the Proxy Statement, and (b) to supplement the Proxy Statement with a description of the Company’s clawback policy, which is included below under “Compensation Recovery and Clawback Policies”. Other than the inclusion of Inline XBRL tagging, the change in the heading for the description of equity grant practices and the inclusion of “Compensation Recovery and Clawback Policies”, which revisions are set forth below, no other information in the Proxy Statement has been revised, supplemented, updated or amended by this Supplement.

This Supplement should be read in conjunction with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement. Capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Proxy Statement.

Information on how to vote your shares or change or revoke your prior vote or voting instruction, is available in the Proxy Statement.

* * * *

Supplement

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, employees and consultants, including those persons serving in similar positions with our subsidiaries. Our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us and our directors, officers, employees and consultants. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report.

Equity Grant Practices

Our Compensation Committee reviews and approves annual equity award grants to our executive officers. In doing so, our Compensation Committee takes into account the presence of any material nonpublic information concerning our Company when approving awards of options, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, our Compensation Committee did not grant any options to a named executive officer of the Company during the period commencing four business days prior to, and ending one business day following, our disclosure of any material nonpublic information by way of a report filed with the SEC or otherwise.

Compensation Recovery and Clawback Policies

On November 6, 2023, the Board of Directors of the Company approved the adoption of a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement